AMENDED AGREEMENT AMONG INSUREDS
	UNDER D&O/E&O INSURANCE POLICY


	AGREEMENT made as of March 22, 2007, by and among the investment companies (which include all series thereof) listed on Schedule A (the "Funds") and the corporations (the "Service Providers") listed on Schedule A, being providers of services to the Funds, on the date hereof consisting of Aquila Investment Management LLC ("Aquila")and Aquila Distributors, Inc.
 (the Funds and Service Providers being referred to collectively as the "Parties" and separately as a "Party").

	WHEREAS, the Parties are parties to an Agreement among Insureds dated as of May 9, 2001, as from time to time amended, and wish to enter into this Agreement to amend their prior agreement to provide for the changes that have occurred as to the insurance involved;

	WHEREAS the Funds, their Trustees (the "Trustees") and officers and the Service Providers and their directors and officers were jointly insured under a Directors and Officers/Errors and Omissions Liability Insurance Policy (the "Original Policy") issued by ICI Mutual Insurance Company (the "Insurer"), providing a $10 million ($10,000,000) limit of liability in the aggregate (subject to exclusions and deductibles) during the period May 9, 2001 to May 9, 2002, renewed for successive periods thereafter;

	WHEREAS, the Original Policy has been amended, including an amendment effective September 7, 2004 to provide four levels of insurance (each, a "Level") as set forth on Schedule B to this Agreement, with varying amounts of coverage and differing insureds, the first Level applying to all Parties, the second and third Levels applying to two separate groups of named Funds and the fourth level applying to all Funds, each Level providing coverage only when coverage at prior Levels has been exhausted;

	WHEREAS, the Original Policy as so revised is referred to herein as the "Policy";

	NOW, THEREFORE, in consideration of the mutual covenants set forth below, the Parties agree as follows:

	1. The premiums for each level of the Policy, including tax, shall be allocated among the Parties as shown on Schedule B hereto. As the Policy is for a one-year term and is renewed annually, Schedule B and premium allocations shall be revised upon each renewal of the Policy for each additional term. All additional costs of each Level of the Policy shall be allocated among the Parties in the same ratio as the allocation of the Policy premiums for that Level. Notwithstanding anything herein to the contrary, the premium allocation to each Fund shall be determined, and revised as appropriate, in compliance with part (d)(7)(ii) of Rule 17d-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

	2. In the event that losses covered by a Level of the Policy ("Covered Losses") are suffered by one or more Parties that exceed in the aggregate the limit of liability of the Policy, the limit on the amount retained by each Party from its recovery from that Level shall be determined as follows:

		a)	Base Coverage

	i.	There shall be computed a benefit allocation for each Party (its
"Base Coverage") determined by applying to the Policy's limit of liability for that Level the allocation percentage for that Level shown for that Party in Schedule B;

	ii.	Each Party suffering a Covered Loss shall be entitled to a benefit of up to the amount of its Base Coverage.

		b)	Proportional Allocation to Remaining Losses

	i. The amount of any benefit ("Remaining Coverage") remaining after application of Base Coverages to Covered Losses shall be allocated to those Covered Losses (the "Remaining Losses") remaining after application of Base Coverages.

	ii.	The Remaining Coverage retained by each Party shall be limited to the proportion of all Remaining Coverage which the amount of that party's Remaining Losses bears to the Remaining Losses of all Parties.

	3. The amount that a Party may recover shall be adjusted if necessary to reflect the fact that there is no priority in time of any claim or recovery.

	4. A newly created investment company (a "New Fund") having an administrator, investment adviser or sub-adviser that is, or is an "affiliated person" (as defined in the 1940 Act) of, a Service Provider may become a named Insured under and as defined in the Policy, and the Trustees and officers of the

New Fund may become insureds, provided that the New Fund causes this Agreement to be signed on its behalf as of the date that it agrees to the terms and conditions of this Agreement; such New Fund shall be deemed to be added to Schedule A. A Fund may become an insured under a Level of the Policy as to which it was not previously insured, and the Trustees and officers of that Fund may become insureds under that Level. A party that is an affiliated person of, or an affiliated person of an affiliated person of, a Service Provider (a "New Service Provider") may become a named insured under the Policy, and its directors and officers may become Insureds, provided that the New Service Provider causes this Agreement to be signed on its behalf as of the date that it agrees to the terms and conditions of this Agreement; such New Service Provider shall thereupon be deemed to be added to Schedule A. In any such event, a new Schedule B hereto, revised by Aquila to reflect changed allocations, shall be substituted for the then-current Schedule B.

	5. Aquila shall take all steps necessary or appropriate to maintain coverage under the Policy, including, without limitation, providing the Insurer with all notices necessary or appropriate under the Policy and maintaining or overseeing payment of premiums so that the Policy remains continuously in effect.

	6. Aquila shall provide the Trustees with copies of all notices under the Policy appropriate for informing the Trustees of coverage thereunder,

without limitation:

All notices to the Insurer concerning potential liability under the Policy;

	All notices to the Insurer concerning acquisitions, mergers and material changes; and

	All notices of the Insurer concerning cancellation or limitation of coverage under the Policy.

	7. Aquila shall, to the extent practicable, assure that all current or former Trustees or officers covered under the Policy shall have at least three months' notice of any policy amendment or replacement policy which reduces or restricts coverage of such persons under the Policy. No notice need be given to

former Trustees or officers who have not been Trustees or officers for at least six years.

	8. Each of the Parties understands and agrees that the obligations of the Funds under this Agreement are not binding upon any shareholder or Trustee of any Fund, but bind only the Funds and their property. Each of the Parties represents that it has notice of the provisions of the Declarations of Trust of the Funds that disclaim shareholder and Trustee liability for acts and obligations of the Funds.




	IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date above written.



ATTEST:                    AQUILA ROCKY MOUNTAIN EQUITY FUND


 /s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer



ATTEST:                    AQUILA THREE PEAKS HIGH INCOME FUND


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer


ATTEST:                    CAPITAL CASH MANAGEMENT TRUST


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer


ATTEST:                    CASH ASSETS TRUST


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer


ATTEST:                    CHURCHILL CASH RESERVES TRUST


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer


ATTEST:                    CHURCHILL TAX-FREE FUND OF KENTUCKY


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer


ATTEST:                    HAWAIIAN TAX-FREE TRUST


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer


ATTEST:                    NARRAGANSETT INSURED TAX-FREE INCOME
					   					FUND


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer



ATTEST:                    TAX-FREE FUND OF COLORADO


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer


ATTEST:                    TAX-FREE FUND FOR UTAH


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer




ATTEST:                    TAX-FREE TRUST OF ARIZONA


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer


ATTEST:                    TAX-FREE TRUST OF OREGON


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer


ATTEST:                    AQUILA MANAGEMENT CORPORATION


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer


ATTEST:                    AQUILA INVESTMENT MANAGEMENT LLC


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                      Robert W. Anderson,
                                   Chief Compliance Officer


ATTEST:                    AQUILA DISTRIBUTORS, INC.


/s/  Pamela c. Rose          /s/  Robert W. Anderson
________________________   By:___________________________________
                                     Joseph P. DiMaggio
                                   Principal and Treasurer





AGREEMENT AMONG INSUREDS
UNDER D&O/E&O INSURANCE POLICY

	SCHEDULE A

	PARTIES

	FUNDS


Aquila Rocky Mountain Equity Fund

Aquila Three Peaks High Income Fund

Capital Cash Management Trust (two Funds)

Cash Assets Trust (three Funds)

Churchill Cash Reserves Trust

Churchill Tax-Free Fund of Kentucky

Hawaiian Tax-Free Trust

Narragansett Insured Tax-Free Income Fund

Tax-Free Fund of Colorado

Tax-Free Fund For Utah

Tax-Free Trust of Arizona

Tax-Free Trust of Oregon

	SERVICE PROVIDERS

Aquila Investment Management LLC
(successor by assignment, effective January 1, 2004, to the business conducted by Aquila Management Corporation)

Aquila Management Corporation
(assignor of its business to Aquila Investment Management LLC, effective
January

1, 2004)

Aquila Distributors, Inc.




AGREEMENT AMONG INSUREDS

UNDER D&O/E&O INSURANCE POLICY

	SCHEDULE B

	ALLOCATION AMONG PARTIES












See Schedules B-1 through B-4 below








	SCHEDULE B-1
	BASIC COVERAGE

Level 1 coverage

	$7,000,000 of basic coverage, with premiums allocated among the Parties as follows (85% of the premium to be allocated to the Funds based upon their respective net assets, and 15% of the premium to be allocated to the Service Providers as determined by Aquila, with allocation of recovery among the Service Providers being determined by Aquila):


		Party								Percentage

	Service Providers -- 15%

Aquila Investment Management LLC					  7.50
Aquila Distributors, Inc.						  7.50

		Funds --  85%

Aquila Rocky Mountain Equity Fund					  0.49
Aquila Three Peaks High Income Fund					  0.00
Capital Cash Management Trust 					  0.00
Cash Assets Trust: (Pacific Capital Funds)			 37.82
	Cash Assets Trust (9.68%)
	Tax-Free Cash Assets Trust (4.00%)
	U.S. Government Securities
		Cash Assets Trust (24.14%)
Churchill Cash Reserves Trust						  0.00
Churchill Tax-Free Fund of Kentucky					  5.39
Hawaiian Tax-Free Trust							 13.93
Narragansett Insured Tax-Free Income Fund				  3.01
Tax-Free Fund of Colorado						  4.57
Tax-Free Fund For Utah							  4.20
Tax-Free Trust of Arizona						  7.17
Tax-Free Trust of Oregon						  8.42




	SCHEDULE B-2
	COVERAGE OF HAWAII-ORIENTED FUNDS

Level 2 coverage: Hawaii-oriented Funds:

	$3,000,000 of coverage, with premiums allocated among the Parties as follows:

		Party								Percentage

Cash Assets Trust: (Pacific Capital Funds)			 73.09
	Cash Assets Trust (18.76%)
	Tax-Free Cash Assets Trust (7.73%)
	U.S. Government Securities
		Cash Assets Trust (46.65%)

Hawaiian Tax-Free Trust							 26.91




	SCHEDULE B-3
	COVERAGE OF UNITARY MANAGEMENT FUNDS

Level 3 coverage: Unitary Management Funds:

	$2,000,000 of coverage, with coverage allocated among the Parties as follows (premium is paid by Aquila Investment Management LLC):


		Party								Percentage


Aquila Rocky Mountain Equity Fund					  4.83
Churchill Tax-Free Fund of Kentucky					 53.50
Tax-Free Fund For Utah							 41.67



	SCHEDULE B-4
	SAFETY NET INSURANCE FOR TRUSTEES

Level 4 coverage: All Funds (Trustees only)

	$4,000,000 of safety-net coverage of Trustees, with premiums allocated among the parties as follows:


		Party								Percentage


Aquila Rocky Mountain Equity Fund					  0.49
Aquila Three Peaks High Income Fund					  0.00
Capital Cash Management Trust 					  0.00
Cash Assets Trust: (Pacific Capital Funds)			 37.82
	Cash Assets Trust (9.68%)
	Tax-Free Cash Assets Trust (4.00%)
	U.S. Government Securities
		Cash Assets Trust (24.14%)
Churchill Cash Reserves Trust						  0.00
Churchill Tax-Free Fund of Kentucky					  5.39
Hawaiian Tax-Free Trust							 13.93
Narragansett Insured Tax-Free Income Fund				  3.01
Tax-Free Fund of Colorado						  4.57
Tax-Free Fund For Utah							  4.20
Tax-Free Trust of Arizona						  7.17
Tax-Free Trust of Oregon						  8.42






	Date of Schedule: March 22, 2007
	based on assets as of June 30, 2006